Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Joelle Fitzgerald
salesforce.com
Investor Relations
415-536-6250
jfitzgerald@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Third Quarter Fiscal Year 2005 Results

•	Revenue Increases 82% to $46.4 million year over year
•	Paying Subscribers Increase 81% to 195,000 year over year
•	Customers Increase 62% to 12,500 year over year
•	Net Income Increases 84% sequentially to $2.2 million

SAN FRANCISCO, Calif. – November 17, 2004 – Salesforce.com (NYSE: CRM), the market and technology leader in on-demand customer relationship management, today announced results for its third fiscal quarter ended October 31, 2004.

“We are pleased with the continued momentum we are seeing in our customer and subscriber base,” said Marc Benioff, chairman and CEO of salesforce.com. “The growing acceptance of the on-demand computing model is clear, from the smallest to the largest companies in the world. With our recent Winter05 release, we have set the stage to become the platform of choice for on-demand applications.”

Salesforce.com delivered the following results for the third quarter of fiscal year 2005:

Revenue: Total revenue was $46.4 million, an increase of 82% on a year-over-year basis and an increase of 14% on a quarter-to-quarter basis. Subscription and support revenues were $41.5 million, an increase of 84% on a year-over-year basis and an increase of 15% on a quarter-to-quarter basis. Professional services and other revenues were $4.9 million, an increase of 66% on a year-over-year basis and an increase of 7% on a quarter-to-quarter basis.

Net Income: Net income was $2.2 million, a significant reversal from a loss of $100,000 in the year ago period, excluding the benefit of a one-time non-cash gain in the year ago period. As reported previously, in the fiscal third quarter of 2004, which ended October 31, 2003, the company entered into an agreement releasing it from future obligations associated with a lease of abandoned office space. As a result, the company recorded a one-time non-cash gain of $4.3 million in last year’s third quarter, which was the result of a reversal of an accrued liability associated with the office space. Including the one-time gain, fiscal third quarter 2004 net income was $3.8 million. Fiscal third quarter 2005 net income grew 84% on a quarter-to-quarter basis.

Earnings per Share: Earnings per diluted share were $0.02, a significant increase from break-even in the year ago period, after excluding the benefit of the one-time, non-cash gain described above. Including the benefit of the one-time, non-cash $4.3 million gain, earnings per diluted share in the year ago period were $0.04.

Cash: Cash from operations for the fiscal third quarter was $13.2 million, an increase of 91% compared to the prior year period.

Deferred Revenue: Deferred revenue for the fiscal third quarter was $74.2 million, an increase of 116% on a year-over-year basis and 20% on a quarter-to-quarter basis.

Customers and Paying Subscribers: During the third quarter, the company added approximately 1,400 customers and approximately 27,000 paying subscribers. As of the end of the third fiscal quarter, the company had approximately 12,500 customers and 195,000 paying subscribers. The paying subscriber numbers exclude an aggregate of approximately 2,500 paying subscribers who are using our product but for which we have delayed revenue recognition until specific new technology for which customers contracted is completed.

Salesforce.com is raising its guidance for the fiscal year 2005, ending January 31, 2005 based on information as of November 17, 2004:

FY05 Revenue: Expected to be in the range of approximately $172 million to approximately $174 million, up from prior guidance of $165-170 million.

FY05 Diluted EPS: Expected to be in the range of approximately $0.04 to approximately $0.05 based on an estimated average of 110 million diluted shares and an effective tax rate of 13%. This represents an increase from prior guidance of $0.02 to $0.04.

Salesforce.com is providing, for the first time, full fiscal year 2006 guidance based on information as of November 17, 2004:

FY06 Revenue: Expected to be in the range of approximately $275 million to approximately $285 million.

FY06 Diluted EPS: Expected to be in the range of approximately $0.10 to approximately $0.12 based on an estimated average of 121 million diluted shares and an effective tax rate of 25%.

Quarterly Conference Call Salesforce.com will host a conference call to discuss third quarter results at 2:00 p.m. Pacific Standard Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing (888) 202-2422 or (913) 981-5592. A replay will be available until midnight on November 22, 2004 and can be accessed by dialing (719) 457-0820 or (888) 203-1112, access code 982038.

About salesforce.com

Salesforce.com is the market and technology leader in on-demand customer relationship management (CRM). Through its award-winning salesforce.com family of products including Salesforce.com and Supportforce.com, the company provides a comprehensive suite of CRM applications to help enterprises of all sizes, industries and geographies meet the complex challenge of sharing and managing information on-demand. Salesforce.com and Supportforce.com are built on the sforce client/service integration platform and include the Customforce.com toolkit for complete on-demand customization. Sforce and Customforce.com allow customers and independent software vendors to customize and integrate salesforce.com’s products, as well as build their own on-demand enterprise applications. As of October 31, 2004, salesforce.com manages customer information for approximately 12,500 customers and approximately 195,000 paying subscribers including Advanced Micro Devices (AMD), America Online (AOL), Automatic Data Processing (ADP), Avis/Budget Rent A Car (Cendant Rental Car Group), Dow Jones Newswires, Nokia, Polycom and SunTrust Banks. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM”. For more information please visit http://www.salesforce.com or call 1-800-NO-SOFTWARE.

# # #

Salesforce.com is a registered trademark of salesforce.com, inc., San Francisco, California. Other names used may be trademarks of their respective owners.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected revenue and earnings for fiscal years 2005 and 2006, the growing acceptance of the company’s on-demand business model, our establishment as an end-to-end platform for on-demand applications and the market’s acceptance of, and continued reliance upon, on-demand application usage generally, that involve risks, uncertainties and assumptions. If any such uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with our new business model, our history of operating losses, the possibility that we will not remain profitable, possible fluctuations in our operating results and rate of growth, errors, interruptions or delays in our service or our Web hosting, breach of our security measures, the immature market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, new releases of our service and successful customer deployment and utilization and selling to larger enterprise customers and the negative financial statement impact of new accounting rules such as the proposal to expense stock options. Further information on these and other factors that could affect our financial results is included in the reports on Form 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including factors in our report on Form 10-Q for the period ended July 31, 2004 filed with the SEC on August 25, 2004. These documents are available on the SEC Filings section of the Investor Information section of our website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2004	2003	2004	2003
Revenues:
Subscription and support	$41,465	$22,480	$108,598	$58,994
Professional services and other	4,896	2,954	13,183	6,976

Total revenues	46,361	25,434	121,781	65,970

Cost of revenues (1):
Subscription and support	3,546	2,143	8,527	5,559
Professional services and other	5,359	2,525	14,923	6,292

Total cost of revenues	8,905	4,668	23,450	11,851

Gross profit	37,456	20,766	98,331	54,119

Operating expenses (1):
Research and development	2,462	1,880	6,663	4,805
Marketing and sales	24,940	14,597	67,880	37,458
General and administrative	8,281	4,320	20,489	11,736
Lease abandonment (recovery)	—	(4,342)	—	(4,342)

Total operating expenses	35,683	16,455	95,032	49,657

Income from operations	1,773	4,311	3,299	4,462

Interest, net	975	84	1,466	238
Other income	(176)	(38)	(151)	207

Income before provision for income taxes and minority interest	2,572	4,357	4,614	4,907

Provision for income taxes	342	455	614	526

Income before minority interest	2,230	3,902	4,000	4,381

Minority interest in consolidated joint venture	(77)	(113)	(240)	(102)

Net income	$2,153	$3,789	$3,760	$4,279

Basic net income per share	$0.02	$0.13	$0.06	$0.15

Diluted net income per share	$0.02	$0.04	$0.03	$0.04

Shares used in computing basic net income per share	102,337	29,906	66,183	29,267

Shares used in computing diluted net income per share	116,176	95,521	108,701	98,975
(1) Amounts include stock-based expenses, as follows:

Cost of revenues	$172	$177	$529	$490
Research and development	77	109	246	353
Marketing and sales	386	529	1,208	1,564
General and administrative	556	194	1,185	730

Total stock-based expenses	$1,191	$1,009	$3,168	$3,137

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2004	2003	2004	2003
Revenues:
Subscription and support	89%	88%	89%	89%
Professional services and other	11	12	11	11

Total revenues	100	100	100	100

Cost of revenues:
Subscription and support	7	8	7	8
Professional services and other	12	10	12	10

Total cost of revenues	19	18	19	18

Gross profit	81	82	81	82

Operating expenses:
Research and development	5	8	5	7
Marketing and sales	54	57	56	57
General and administrative	18	17	17	18
Lease abandonment (recovery)	—	(17)	—	(7)

Total operating expenses	77	65	78	75

Income from operations	4	17	3	7

Interest, net	2	—	1	—
Other income	—	—	—	—

Income before provision for income taxes and minority interest	6	17	4	7

Provision for income taxes	(1)	(2)	(1)	(1)

Income before minority interest	5	15	3	6

Minority interest in consolidated joint venture	—	—	—	—

Net income	5%	15%	3%	6%

Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	1%	1%	1%	1%
Research and development	—	—	—	1
Marketing and sales	1	2	1	2
General and administrative	1	1	1	1

Total stock-based expenses	3%	4%	3%	5%

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	October 31, 2004	January 31, 2004
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$22,756	$10,463
Short-term marketable securities	91,641	25,349
Accounts receivable	37,535	26,536
Deferred commissions	6,843	8,266
Prepaid expenses and other current assets	4,145	3,532

Total current assets	162,920	74,146

Marketable securities, noncurrent	70,617	—
Restricted cash	2,927	3,912
Fixed assets, net	6,525	5,069
Deferred commissions, noncurrent	1,936	2,890
Other assets	1,778	1,494

Total assets	$246,703	$87,511

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,844	$2,035
Accrued expenses and other current liabilities	26,755	17,682
Income taxes payable	414	534
Deferred revenue	74,240	49,677
Current portion of capital lease obligations	561	78

Total current liabilities	105,814	70,006

Capital lease obligations, net of current portion	862	—

Long-term lease abandonment liability and other	1,642	1,830
Minority interest	1,030	775

Total liabilities	109,348	72,611

Convertible preferred stock	—	61,137

Stockholders’ equity (deficit):
Common stock	103	32
Additional paid-in capital	213,870	35,580
Deferred stock-based compensation	(6,734)	(8,251)
Notes receivables from stockholders	(1,748)	(1,674)
Accumulated other comprehensive income	38	10
Accumulated deficit	(68,174)	(71,934)

Total stockholders’ equity (deficit)	137,355	(46,237)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$246,703	$87,511

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2004	2003	2004	2003
Operating activities:
Net income	$2,153	$3,789	$3,760	$4,279
Adjustments to reconcile net income to cash provided by operating activities:
Minority interest	77	113	240	102
Depreciation and amortization	800	631	2,227	1,956
Amortization of deferred commissions	4,255	2,232	11,723	5,483
Lease abandonment (recovery)	—	(4,342)	—	(4,342)
Expenses related to stock-based awards	1,191	1,009	3,168	3,137
Changes in assets and liabilities	4,674	3,456	13,626	5,020

Net cash provided by operating activities	13,150	6,888	34,744	15,635

Investing activities:
Restricted cash	231	(152)	985	(179)
Changes in marketable securities	(50,724)	(6,300)	(136,909)	(16,650)
Capital expenditures	(1,281)	(712)	(2,043)	(1,531)

Net cash used in investing activities	(51,774)	(7,164)	(137,967)	(18,360)

Financing activities:
Proceeds from the issuance of common stock, net of issuance costs	—	—	113,768	—
Proceeds from the exercise of stock options	459	640	2,193	815
Principal payments on capital lease obligations	(139)	(136)	(354)	(446)
Repurchase of unvested shares	(211)	—	(254)	(16)
Proceeds from subsidiary stock offerings	—	167	40	167

Net cash provided by (used in) financing activities	109	671	115,393	520

Effect of exchange rate changes	178	11	123	32

Net increase (decrease) in cash and cash equivalents	(38,337)	406	12,293	(2,173)

Cash and cash equivalents, beginning of period	61,093	6,130	10,463	8,709

Cash and cash equivalents, end of period	$22,756	$6,536	$22,756	$6,536

salesforce.com, inc.

Additional Metrics

	October 31, 2004	July 31, 2004		April 30, 2004	January 31, 2004	October 31, 2003
Customer and subscriber data:
Approximate number of customers	12,500	11,100		9,800	8,700	7,700
Approximate number of paying subscriptions (1)	195,000	168,000		147,000	127,000	107,000

Full Time Equivalent Headcount	679	594		518	444	412

Financial data:
Cash, cash equivalents and marketable securities	$185,014	$172,627	(2)	$43,733	$35,812	$30,486
Deferred revenue	$74,240	$61,557		$52,340	$49,677	$34,408

	Three Months Ended October 31,		Nine Months Ended October 31,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Revenues by geography:
Americas	$37,150	$20,646	$97,992	$54,601
Europe	6,566	3,167	17,026	7,897
Asia Pacific	2,645	1,621	6,763	3,472

	$46,361	$25,434	$121,781	$65,970

As a percentage of total revenues:

Revenues by geography:
Americas	80%	81%	80%	83%
Europe	14	13	14	12
Asia Pacific	6	6	6	5

	100%	100%	100%	100%

(1)	Paying subscriptions are defined as unique user accounts, purchased by customers for use by their employees and other customer-authorized users that have not been suspended for non-payment and for which we are recognizing subscription revenue.

The October 31, 2004 and July 31, 2004 paying subscription metrics do not include 20,000 subscriptions purchased by a national professional organization since these subscriptions were priced at a nominal fee per subscription per month and provide only limited rights to access and use certain features of the Company’s service. The Company believes that excluding the 20,000 subscriptions provides a more accurate representation of its numbers.

Also, the October 31, 2004 and July 31, 2004 paying subscription metrics exclude approximately 2,500 and 2,000, respectively, paying subscriptions who are using the Company’s service, but for which the Company has delayed revenue recognition until specific new technology is completed.

(2)	Includes net proceeds of $113.8 million from the Company’s sale of common stock during its initial public offering in June 2004.

salesforce.com, inc.

GAAP / Non-GAAP Reconciliation

(unaudited)

	Three months ended October 31,		Nine months ended October 31,
(in thousands, except per share data)	2004	2003	2004	2003
A reconciliation between operating expenses on a GAAP basis and non-GAAP operating expenses is as follows:
GAAP operating expenses	$35,683	$16,455	$95,032	$49,657
Lease abandonment (recovery)	—	(4,342)	—	(4,342)
Non-GAAP operating expenses	35,683	20,797	95,032	53,999
A reconciliation between income from operations on a GAAP basis and non-GAAP income from operations is as follows:
GAAP income from operations	$1,773	$4,311	$3,299	$4,462
Lease abandonment (recovery)	—	(4,342)	—	(4,342)
Non-GAAP income (loss) from operations	1,773	(31)	3,299	120
A reconciliation between income before provision for income taxes and minority interest and non-GAAP income before provision for income taxes and minority interest is as follows:
GAAP income before provision for income taxes and minority interest	$2,572	$4,357	$4,614	$4,907
Lease abandonment (recovery)	—	(4,342)	—	(4,342)
Non-GAAP income before provision for income taxes and minority interest	2,572	15	4,614	565
A reconciliation between provision for income taxes on a GAAP basis and non-GAAP provision for income taxes is as follows:
GAAP provision for income taxes	$342	$455	$614	$526
Income tax effect of lease abandonment (recovery)	—	(453)	—	(459)
Non-GAAP provision for income taxes	342	2	614	67

	Three months ended October 31,		Nine months ended October 31,
(in thousands, except per share data)	2004	2003	2004	2003
A reconciliation between income before minority interest on a GAAP basis and non-GAAP income before minority interest is as follows:

GAAP income before minority interest	$2,230	$3,902	$4,000	$4,381

Lease abandonment (recovery)	—	(4,342)	—	(4,342)
Income tax effect	—	453	—	459

Non-GAAP income before minority interest	2,230	13	4,000	498
A reconciliation between net income on a GAAP basis and non-GAAP net income is as follows:

GAAP net income	$2,153	$3,789	$3,760	$4,279

Lease abandonment (recovery)	—	(4,342)	—	(4,342)
Income tax effect	—	453	—	459

Non-GAAP net income (loss)	2,153	(100)	3,760	396
A reconciliation between basic net income per share on a GAAP basis and non-GAAP basic net income per share is as follows:

GAAP basic net income per share	$0.021	$0.127	$0.057	$0.146

Lease abandonment (recovery)	—	(0.145)	—	(0.148)
Income tax effect	—	0.015	—	0.016

Non-GAAP basic net income (loss) per share	$0.021	$(0.003)	$0.057	$0.014
A reconciliation between diluted net income per share on a GAAP basis and non-GAAP diluted net income per share is as follows:

GAAP diluted net income per share	$0.019	$0.040	$0.035	$0.043
Lease abandonment (recovery)	—	(0.045)	—	(0.044)
Income tax effect	—	0.002	—	0.005

Non-GAAP diluted net income (loss) per share	$0.019	$(0.003)	$0.035	$0.004

To supplement our consolidated financial statements presented on a GAAP basis, salesforce.com uses non-GAAP measures of income from operations, net income and earnings per diluted share, which are adjusted to exclude certain costs and income that we believe are appropriate to enhance the overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of salesforce.com’s underlying operational results and trends and our performance.

We believe the lease recovery item recorded in the quarter ended October 31, 2003 to be outside of our core operating results and thus appropriate to exclude from our financial results.

The presentation of additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.